UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KINTARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KINTARA THERAPEUTICS, Inc.

9920 Pacific Heights Blvd, Suite 150

San Diego, California 92121

April [●], 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Kintara Therapeutics, Inc., or the Annual Meeting, which will be held on Tuesday, June 21, 2022 at 12:00 p.m., Eastern time. This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at http://www.viewproxy.com/kintara/2022/vm. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/kintara/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

•	to elect four directors to the Board of Directors to hold office for the following year until their successors are elected;
•	to approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 175,000,000 to 275,000,000;
•

to approve an amendment to the Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 13,000,000 to 22,000,000;

•	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2022; and
•	to transact any other business that may properly come before the meeting or any adjournment thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at http://www.viewproxy.com/kintara/2022. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Kintara Therapeutics, Inc., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:	/s/ Robert E. Hoffman
Robert E. Hoffman
President, Chief Executive Officer, and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
855-600-2576

Notice of Annual Meeting of Stockholders

Date:	June 21, 2022
Time:	12:00 p.m., Eastern Time
Place:

This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at http://www.viewproxy.com/kintara/2022/vm. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/kintara/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At our 2022 Annual Meeting, we will ask you:

1.	to elect four directors to the Board of Directors to hold office for the following year until their successors are elected;
2.	to approve an amendment to our Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 175,000,000 to 275,000,000;
3.	to approve an amendment to our Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 13,000,000 to 22,000,000;
4.	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2022; and
5.	to transact any other business that may properly come before the meeting or any adjournment thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Kintara Therapeutics, Inc. at the close of business on April 28, 2022, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,
By:	/s/ Scott Praill
Scott Praill
Secretary

San Diego, California

April [●], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2022: The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended June 30, 2021, are available at http://www.viewproxy.com/kintara/2022

You are cordially invited to attend the Annual Meeting via live webcast by visiting http://www.viewproxy.com/kintara/2022/vm. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to http://www.viewproxy.com/kintara/2022 or by telephone by calling (855) 600-2576 or to sign, date and mark the proxy card promptly and return it to Kintara. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

Kintara Therapeutics, Inc., or Kintara, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Kintara. The term “Annual Meeting” as used in this proxy statement refers to the 2022 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://www.viewproxy.com/kintara/2022, where you can access our Proxy Statement for the 2022 Annual Meeting, our Annual Report for the fiscal year ended June 30, 2021 and proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at http://www.viewproxy.com/kintara/2022. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated April [●], 2022. If you owned shares of common stock or Series C Preferred Stock of Kintara at the close of business on April 28, 2022, the “Record Date,” you are entitled to vote at the Annual Meeting, as set out below. On the Record Date, there were [●] shares of common stock and [●] shares of Series C Preferred Stock of Kintara outstanding.

Each share of common stock is entitled to one vote per share. Each share of Series C Preferred Stock is convertible into shares of common stock based on the respective conversion prices and is entitled to vote with the common stock on an as-converted basis. The conversion prices for the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock are $1.16, $1.214 and $1.15, respectively. As of the Record Date, we had outstanding shares of Series C Preferred Stock that were convertible into an aggregate of [●] shares of common stock. The principal Series C holder (the “Series C Holder”) is subject to a 4.99% blocker which restricts the voting power of the Series C Holder to the blocker amount. As such, shares of Series C Preferred Stock held by the Series C Holder that were convertible into an aggregate of [●] shares of common stock are ineligible to vote and do not count as outstanding for purposes of the Annual Meeting. As a result, in the aggregate, as of the Record Date, there were [●] shares entitled to vote at the Annual Meeting.

This year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on June 21, 2022 at 12:00 p.m. Eastern time. In order to participate in the Annual Meeting live via the Internet, you must register at http://www.viewproxy.com/kintara/2022/vm by 11:59 p.m. Eastern Time by June 20, 2022. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/kintara/2022.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://www.viewproxy.com/kintara/2022/vm.

The Annual Meeting can be accessed by visiting http://www.viewproxy.com/kintara/2022/vm, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any difficulties accessing the Annual Meeting live audio webcast during the meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

•	to elect four directors to the Board of Directors to hold office for the following year until their successors are elected;
•	to approve an amendment to our Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 175,000,000 to 275,000,000;
•	to approve an amendment to our Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 13,000,000 to 22,000,000; and
•	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2022; and
•	to transact any other business that may properly come before the meeting or any adjournment thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of at least 33.3% of the outstanding voting power of the shares of common stock and Series C Preferred Stock as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Kintara will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

Holders of Kintara’s common stock are entitled to one vote at the Annual Meeting for each share of the common stock that he or she owned as of the Record Date.

Holders of Kintara’s Series C Preferred Stock are entitled to vote on an as-converted basis with the common stock. The conversion prices for the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock are $1.16, $1.214 and $1.15, respectively. Each share of the Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock was convertible into [●] shares, [●] shares, and [●] shares, respectively, of common stock as of the Record Date, based on the $1,000 per share stated value and is entitled to the same number of votes per share. The Series C Holder is subject to a 4.99% blocker which restricts the voting power of the Series C Holder to the blocker amount. As such, shares of Series C Preferred Stock held by the Series C Holder that were convertible into an aggregate of [●] shares of common stock are ineligible to vote and do not count as outstanding for purposes of the Annual Meeting.

You may vote your shares at the Annual Meeting via live webcast, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://www.viewproxy.com/kintara/2022. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares FOR the Board’s nominees for director; FOR the amendment to the Company’s Articles of Incorporation to increase the number of shares authorized for issuance thereunder; FOR the increase in the number of shares authorized for issuance under the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”); and FOR the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on Proposal 1. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

With respect to the second proposal to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 175,000,000 to 275,000,000, the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of our shares of common stock and Series C Preferred Stock that are entitled to vote, voting together as a single class is required to approve Proposal 2. As a result, abstentions and “broker non-votes” (see below), if any, will have the effect of a vote against Proposal 2. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the third proposal to approve an amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder from 13,000,000 to 22,000,000, the fourth proposal to ratify the appointment of Marcum LLP as well as the approval of any other matter that may properly come before the Annual Meeting the affirmative vote of a majority of the voting power of all of the votes cast, is required to approve these proposals. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposals 3 and 4.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Kintara and its stockholders and unanimously recommends a vote FOR the Board’s nominees for director; FOR the amendment to the Company’s Articles of Incorporation to increase the number of shares authorized for issuance thereunder; FOR the increase in the number of shares authorized for issuance under the Plan; and

FOR the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe Proposal 2 to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 175,000,000 to 275,000,000 and Proposal 4 to ratify the appointment of Marcum LLP as our independent registered public accounting firm are likely to be considered “routine” items. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors and Proposal 3 to approve an amendment to the Plan to increase the number of shares of common stock authorized for issuance thereunder from 13,000,000 to 22,000,000 are likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approvals of Proposals 2 or 4 are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on Proposals 2 or 4 if the broker has not received instructions from the beneficial owner. If the New York Stock Exchange determines Proposal 2 to be “non-routine,” failure to vote on Proposal 2, which requires the affirmative vote of at least a majority of our issued and outstanding voting securities, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors by phone at (855) 600-2576, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

•	filing with our Secretary, a letter revoking the proxy;
•	submitting another signed proxy with a later date; or
•	attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Kintara.

Solicitation of Proxies

Kintara will pay the costs of soliciting proxies from its stockholders, directors, officers or employees of Kintara may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Kintara has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of Kintara from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $12,000, and we will reimburse their out-of-pocket expenses. Kintara has also agreed to indemnify Alliance Advisors against certain claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 22, 2022, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers, directors and executive officers; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percentage of Common Stock(2)
5% or Greater Stockholders:
Lind Global Fund II LP	3,773,586	(3)	5.8%
Directors, Executive Officers and Named Executive Officers:
Dennis Brown	395,209	(4)	*
Robert E. Hoffman	332,597	(5)	*
Laura Johnson	197,997	(6)	*
John Liatos	464,137	(7)	*
Scott Praill	512,815	(8)	*
Tamara A. Seymour	51,253	(9)	*
Robert J. Toth, Jr.	282,163	(10)	*
Saiid Zarrabian	2,196,723	(11)	3.3%
All officers and directors as a group (7 persons)	3,968,757		5.9%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Kintara Therapeutics, Inc., 9920 Pacific Heights Blvd, Suite 150, San Diego, CA 92121.
(2)

Applicable percentage ownership is based on 65,532,826 shares of common stock outstanding as of April 22, 2022, together with securities exercisable or convertible into shares of common stock within 60 days of April 22, 2022 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Ownership is based on a Schedule 13G/A filed with the SEC on April 20, 2022. Includes 3,773,586 shares of common stock and does not include 3,773,586 shares of common stock underlying investment warrants. The exercise of the investment warrants held by Lind Global Fund II LP are subject to a 4.99% beneficial ownership blocker. Jeff Easton, the managing member of Lind Global Fund II LP, has discretionary authority to vote and dispose of the shares held by Lind Global Fund II LP and may be deemed to be the beneficial owner of these shares. Lind Global Partners II LLC, the general partner of Lind Global Fund II LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind

Global Fund II LP. The principal business address for Lind Global Fund II LP is 444 Madison Ave., Floor 41, New York, NY 10022.
(4)	Includes 53,750 shares held by Valent Technologies, LLC, and 334,641 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(5)	Includes 277,597 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(6)	Includes 194,997 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(7)	Includes 267,387 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(8)	Includes 475,629 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(9)	Includes 51,253 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.
(10)	Includes 280,597 shares issuable upon exercise of vested options and outstanding stock options exercisable within 60 days of April 22, 2022.
(11)	Includes 2,140,633 shares issuable upon exercise of vested stock options and outstanding stock options exercisable within 60 days of April 22, 2022.

_____________________

PROPOSAL 1

ELECTION OF DIRECTORS

_____________________

Our Board is currently composed of five directors, four of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the sole remaining director. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the four nominees listed below are incumbent directors. Saiid Zarrabian, who has served as a director since 2017, will not be standing for re-election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the four nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees at the 2022 Annual Meeting:

Name	Age	Position(s) Held With Kintara	Director Since
Robert E. Hoffman	56	Chief Executive Officer, President and Chairman of the Board	2018
Robert J. Toth, Jr.	58	Director	2013
Laura Johnson	57	Director	2020
Tamara A. Seymour	63	Director	2021

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Robert E. Hoffman has served as our director since April 11, 2018, as our Chairman since June 2, 2018, and as our Chief Executive Officer and President since November 8, 2021. He has served as a member of Aslan Pharmaceuticals, Inc.’s board of directors since October 2018, as a member of Antibe Therapeutics Inc.’s board of directors since November 2020, and as a member of Saniona AB’s board of directors since September 2021. Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. a publicly-held pharmaceutical company from April 2017 to October 2020. Prior to joining Heron Therapeutics, Inc., Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 2016 to April 2017. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a publicly-held biopharmaceutical company. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman formerly served as a member of the board of directors of Kura Oncology, Inc., a cancer research company, CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company and Aravive, Inc., a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board (FASB) for 10 years (2010 to 2020) advising the United States accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California. Mr. Hoffman’s financial and executive business experience qualifies him to serve on our Board of Directors.

Robert J. Toth, Jr. has served as our director since August 20, 2013 and serves as Chair of our Compensation Committee. Since 2005, Mr. Toth has primarily been managing his personal investment portfolio. From 2004-2005, Mr. Toth served as a consulting analyst to Narragansett Asset Management, a New York-based healthcare-focused hedge fund, where he advised the firm on biotechnology investments. From 2001-2003, he was the Senior Portfolio Manager for San Francisco-based EGM Capital’s Medical Technology hedge fund, where he was responsible for managing and maintaining a dedicated medical technology portfolio. Mr. Toth began his Wall Street career in 1996 as an Equity Research Associate for Vector Securities International, a healthcare-focused brokerage firm. From 1997-1999 he served as Senior Biotechnology Analyst. He joined Prudential Securities as Senior Vice President and Biotechnology Analyst where he served from 1999-2001 following Prudential’s acquisition of Vector. His responsibilities included the analysis of commercial, clinical and scientific fundamentals of oncology and genomics-

based biotechnology companies on behalf of institutional investors. Mr. Toth was named to the Wall Street Journal’s Allstar List for stock picking in 1999. Mr. Toth received an MBA from the University of Washington and Bachelor of Science degrees in Biological Sciences and Biochemistry from California Polytechnic State University, San Luis Obispo. Mr. Toth’s financial and biotechnology industry knowledge and experience quality him to serve on our Board of Directors.

Laura Johnson has served as our director since June 26, 2020 and serves as Chair of our Nominating and Corporate Governance Committee. Ms. Johnson currently serves as the President and Chief Executive Officer of Next Generation Clinical Research, a contract research organization that Ms. Johnson founded in 1999. Additionally, Ms. Johnson is the President and Chief Executive Officer of Eufaeria Biosciences, Inc., a development biotechnology company that she founded in 2016. Ms. Johnson is also a founder and former member of the board of directors of SB Bancorp, Inc., a financial holding company, and Settlers Bank, Inc., a Wisconsin chartered business bank. In addition, Ms. Johnson serves as a member of the board of directors of La Jolla Pharmaceutical Company (Nasdaq: LJPC), a biopharmaceutical company, since 2013, Odonate Therapeutics (Nasdaq: ODT), a biopharmaceutical company, since 2018, Harmony Hill Farm Sanctuary since 2019 and Agrace HospiceCare from 2013 to 2016. In 2008 and 2010, she was honored as a biotechnology entrepreneur by the national organization, Women in Bio, and in 2008 received the Rising Star Award by the Wisconsin Biotech and Medical Device Association. Most recently, she was the recipient of the Wisconsin Biohealth Business Award at the BioForward Annual Biohealth Summit in October 2019. Ms. Johnson holds a nursing degree from The University of the State of New York-Albany. Ms. Johnson’s biotechnology industry and executive knowledge and experience qualify her to serve on our Board of Directors.

Tamara A. Seymour has served as our director since April 29, 2021 and serves as Chair of our Audit Committee. Ms. Seymour has more than 30 years of life sciences industry experience including 20 years as a chief financial officer. She currently serves as a board member and audit committee chair of Artelo Biosciences, Inc. and as a board member, a member of the compensation committee, and audit committee chair of KemPharm, Inc., both publicly-traded clinical-development stage companies. Ms. Seymour served on the board of directors of Beacon Discovery, Inc. from 2018 until their acquisition in 2021. Ms. Seymour was Interim Chief Financial Officer of Immunic, Inc., a publicly-traded clinical-stage drug development company in 2019. She served as Chief Financial Officer of Signal Genetics, Inc., a publicly-traded molecular diagnostics company, from 2014 to 2017, HemaQuest Pharmaceuticals, Inc., a venture-backed clinical-stage drug development company, from 2010 to 2014 and Favrille, Inc., a previously publicly-traded clinical-stage drug development company, from 2001 to 2009. While at these companies, she led multiple private and public financings, including Favrille’s IPO. In addition, she was instrumental in M&A transactions and led the finance, investor relations, human resources, administration and managed care and payor reimbursement functions. Ms. Seymour is a Certified Public Accountant (inactive). She received an MBA, with an emphasis in Finance, from Georgia State University, and a bachelor's degree in Business Administration, with an emphasis in Accounting from Valdosta State University. Ms. Seymour also participated in an executive management program at Kellogg Graduate School of Management at Northwestern University. Ms. Seymour’s professional experience and financial expertise qualify her to serve on our Board of Directors.

Board Membership Diversity

In accordance with Nasdaq’s new Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics. The minimum diversity objective for smaller reporting companies listed on The Nasdaq Capital Market on or after August 6, 2021 is two diverse directors by August 6, 2026 or two years from the date of listing, whichever is later, including one who self-identifies as female, and one who self-identifies as either female, an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander.

Board Diversity Matrix (As of April 22, 2022)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	2	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

The Board of Directors recommends a vote “FOR” all of the nominees for election as directors.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of five members, one of whom will not be standing for reelection at the Annual Meeting. Our directors are appointed for a one-year term to hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our Board met 15 times in fiscal 2021. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board), and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees).

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Kintara. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Independent Directors

Our Board has determined that Robert J. Toth, Jr., Laura Johnson, and Tamara A. Seymour are qualified to serve as independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by The Nasdaq Stock Market LLC (“Nasdaq”). The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Kintara or any subsidiary of Kintara other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Kintara or any subsidiary of Kintara; and (3) not have participated in the preparation of the financial statements of Kintara or any current subsidiary of Kintara at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Kintara’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Audit Committee

The Board has formed an Audit Committee, which currently consists of Tamara A. Seymour, Chair, Robert J. Toth, Jr., and Laura Johnson. Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board has determined that Ms. Seymour qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules. The Audit Committee met four times in fiscal 2021.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee.

A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at www.kintara.com.

Compensation Committee

The Board has formed a Compensation Committee which consists of Robert J. Toth, Jr., Chair, Laura Johnson, and Tamara A. Seymour, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company. The Compensation Committee met five times in fiscal 2021.

The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at www.kintara.com.

The Compensation Committee has engaged Anderson Pay Advisors LLC, or Anderson Pay Advisors, as its independent compensation consultant. In 2021, Anderson Pay Advisors reviewed both executive and director compensation and did not provide us any other services. Anderson Pay Advisors reported directly to the Compensation Committee and provided guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has formed a Nominating and Corporate Governance Committee, which currently consists of Laura Johnson, Chair, Robert J. Toth, Jr., and Tamara A. Seymour. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors. The Nominating and Corporate Governance Committee met three times in fiscal 2021.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at www.kintara.com.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board of Directors assesses potential candidates to fill perceived needs on the Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of Kintara at 9920 Pacific Heights Blvd Suite 150 San Diego, CA 92121. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Kintara and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Hoffman, as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Kintara and its business. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Related Party Transactions

During the fiscal year ended June 30, 2021, we did not have any reportable related party transactions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Business Conduct and Ethics is posted under the “Investors” tab on our website, which is located at www.kintara.com.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Kintara and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of Kintara at 9920 Pacific Heights Blvd Suite 150 San Diego, CA 92121. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position(s) Held With Kintara
Robert E. Hoffman	56	Chief Executive Officer, President and Chairman of the Board
Dennis Brown, PhD	72	Chief Scientific Officer
Scott Praill, CPA	56	Chief Financial Officer
Saiid Zarrabian	69	Head of Strategic Partnerships and Director

Robert E. Hoffman, see Mr. Hoffman’s biography under “Proposal 1”.

Dennis Brown, PhD, has been our Chief Scientific Officer since January 25, 2013. He also served as our director from February 11, 2013 to April 11, 2018. Dr. Brown is one of our founders and has served as Chief Scientific Officer and director of Del Mar (BC) since inception. Dr. Brown has more than thirty years of drug discovery and development experience. He has served as Chairman of Mountain View Pharmaceutical’s Board of Directors since 2000 and is the President of Valent. In 1999 he founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals, of which he served as President and a Director until 2009. He was previously a co-founder of Matrix Pharmaceutical, Inc., where he served as Vice President (VP) of Scientific Affairs from 1985-1995 and as VP, Discovery Research, from 1995-1999. He also previously served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of many issued U.S. patents and applications, many with foreign counterparts.

Scott Praill, CPA, BSc. has been our Chief Financial Officer since January 29, 2013 and previously served as a consultant to Del Mar (BC). From 2004 to 2012 Mr. Praill was an independent consultant providing accounting and administrative services to companies in the resource industry. Mr. Praill served as CFO of Strata Oil & Gas, Inc. from June 2007 to September 2008. From November 1999 to October 2003 Mr. Praill was Director of Finance at Inflazyme Pharmaceuticals Inc. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Professional Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

Saiid Zarrabian has served as our director since July 7, 2017 and as our Head of Strategic Partnership since November 8, 2021. He also served as our Chief Execute Officer from November 3, 2017 to November 8, 2021, as our President from January 1, 2018 to November 8, 2021. From 2014 to 2015 he operated a private personal business. Since October 2016, Mr. Zarrabian has served as an advisor to Redline Capital Partners, S.A., a Luxembourg based investment firm. From 2012 to 2014 he served as Chairman and member of the board of directors of La Jolla Pharmaceutical Company during which time the company transitioned from an OTC listed company to a Nasdaq listed company. From 2012 to 2013 he served as President of the Protein Production Division of Intrexon Corporation, a synthetic biology company. He has also previously served as CEO and member of the board of directors of Cyntellect, Inc., a stem cell processing and visualization Instrumentation company until its sale in 2012, as President and COO of Senomyx, Inc., a company focused on discovery and commercialization of new flavor ingredients, and as COO of Pharmacopeia, Inc., a former publicly-traded provider of combinatorial chemistry discovery services and compounds, where he also served as President & COO of its MSI Division. In addition, Mr. Zarrabian has served on numerous private and public company boards, including at Immune Therapeutics, Inc., Exemplar Pharma, LLC, Ambit Biosciences Corporation, eMolecules, Inc., and Penwest Pharmaceuticals CO. His other experience includes COO at Molecular Simulations, COO of Symbolics, Inc., and as R&D Director at Computervision, Inc.

EXECUTIVE COMPENSATION

The Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives. At our 2021 annual meeting of stockholders, stockholders voted, on an advisory, non-binding basis, to approve the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2021 annual meeting. Our stockholders also voted at our 2018 annual meeting of stockholders, on an advisory, non-binding basis, that such votes on named executive officer compensation should be held every three years. The next advisory, non-binding vote to approve named executive officer compensation is expected to occur in connection with the 2024 annual meeting of stockholders.

SUMMARY COMPENSATION TABLE

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended June 30, 2021, the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal year ended June 30, 2021, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of June 30, 2021 for services rendered in all capacities to us for the fiscal years ended June 30, 2021 and June 30, 2020. These individuals are our named executive officers for 2021.

Name and Principal Position	Period	Salary (US$)	Bonus Awards (US$)	Equity Awards (US$)	Total (US$)
Saiid Zarrabian, former Chief Executive Officer(1)	Year Ended June 30, 2021	520,000	180,830	4,270,860	4,971,690
	Year Ended June 30, 2020	470,000	352,500	231,976	1,054,476
Scott Praill, CPA, Chief Financial Officer(2)	Year Ended June 30, 2021	290,000	79,808	954,150	1,323,958
	Year Ended June 30, 2020	240,000	126,000	54,929	420,929
John Liatos, former Senior V.P., Business Development(3)	Year Ended June 30, 2021	340,000	105,725	796,986	1,242,711
	Year Ended June 30, 2020	-	-	-	-

(1)

On July 7, 2017, Mr. Zarrabian was elected to the board of directors. On November 3, 2017, he was appointed interim chief executive officer and on January 1, 2018 he was also appointed interim president. On May 21, 2018, we entered into an employment agreement with Mr. Zarrabian pursuant to which Mr. Zarrabian was appointed as our permanent president and chief executive officer. Under the agreement, as amended, Mr. Zarrabian will receive an annual base salary of $470,000 (which may be adjusted on an annual basis in the discretion of the Board) and will be eligible to receive a fiscal year target bonus of up to 50% of base salary (which may be adjusted by the board of directors to up to 75% of base salary based on overachievement of bonus targets or other performance criteria). In September 2020, the Compensation Committee of the Board of Directors approved an additional bonus in the amount of $70,500 for performance during fiscal 2020, which amount is included in the $352,500. Any bonus earned for a fiscal year will be payable in cash, but the board of directors may pay up to 50% of the bonus, as well as any bonus in excess of 50% of base salary, in the form of stock options granted under the Plan (or any successor plan). The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Zarrabian continued payment of his base salary for 12 months, a prorated bonus for the year of termination based on performance through the date of termination, an additional six months of vesting credit for any outstanding options, and continued health coverage during the severance period. In the event that an involuntary termination occurs during a period beginning sixty days before a definitive corporate transaction agreement is entered into that would result in a change in control (as defined therein), or within twelve months following a change in control, the severance period will increase to eighteen months’ severance, Mr. Zarrabian will receive 100% of his target bonus, and his options will be fully vested.

On September 15, 2020 Mr. Zarrabian was granted 2,715,004 stock options that are exercisable at $1.70 per share until September 15, 2030. On November 11, 2020, 279,675 stock options previously granted to Mr. Zarrabian at $0.61 per share had their vesting accelerated such that the 279,675 stock options all vested on November 11, 2020. Mr. Zarrabian’s bonus for the fiscal year ended June 30, 2021 was $180,830.

On November 8, 2021, the Board appointed Mr. Hoffman to succeed Mr. Zarrabian as President and Chief Executive Officer of the Company. As of November 8, 2021, Mr. Zarrabian transitioned into the role of Head of Strategic Partnerships.

(2)

On February 9, 2017, we entered into an employment agreement with Scott Praill, our Chief Financial Officer. Pursuant to the employment agreement, Mr. Praill will continue to serve as our chief financial officer for an indefinite period until termination of the employment agreement in accordance with its terms. We will pay Mr. Praill an annual base salary of $200,000 (which may be adjusted on an annual basis in the discretion of the board of directors) and Mr. Praill will also be eligible to participate in any bonus plan and long-term incentive plan established for our senior executives. The employment agreement may be terminated by us with or without cause (as defined therein). In the event we terminate the employment agreement without cause, we will be required to pay Mr. Praill, any accrued and unpaid base salary, plus an amount equal to 12 months of Mr. Praill’s base salary plus one additional month’s base salary for each completed year of service, up to 18 months’ base salary.

On September 15, 2020 he was granted 606,557 stock options that are exercisable at $1.70 per share until September 15, 2030. Mr. Praill’s bonus for the fiscal year ended June 30, 2021 was $79,808.

(3)

On March 1, 2018, Adgero entered into an amended and restated employment agreement with John Liatos which is for an indefinite term. Under the terms of Mr. Liatos’s amended and restated employment agreement, Mr. Liatos receives an annual base salary of $320,000 (which may be adjusted on an annual basis in the discretion of the board of directors). In addition, Mr. Liatos is eligible to receive an annual bonus, which is targeted at up to 35% of his base salary. Mr. Liatos is also eligible to receive, from time to time, equity awards. The employment agreement provides for accelerated vesting of all unvested equity awards granted to Mr. Liatos upon certain terminations of employment following a change in control (as defined therein). If the employment agreement is terminated without cause (as defined in therein) or Mr. Liatos terminates his employment for good reason (as defined in therein), severance is payable including: (i) continued payments of eight months of his annual base salary, paid in installments in accordance with the Company’s regular payroll practices; (ii) reimbursement of healthcare continuation payments under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of eight months; and (iii) an additional six months of service vesting credit for each of his stock options outstanding at the time of his termination, and all of his vested options will remain exercisable for up to a twelve-month period measured from his termination date (or earlier expiration of the options term). Notwithstanding the foregoing, Mr. Liatos’s post-employment healthcare coverage payments as described herein will cease at such time as Mr. Liatos becomes otherwise eligible to obtain alternative healthcare coverage from a new employer if such event occurs prior to the expiration of his receipt of such benefit. Mr. Liatos’s severance benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Section 4999 of the Code in connection with any change in control of us or his subsequent termination of employment. Mr. Liatos is also subject to non-compete and non-solicitation provisions, which will apply during the term of his employment and for a period of twelve months following termination of his employment. Upon the closing of the merger with Adgero, Mr. Liatos’ employment contract was continued by the Company.

On September 15, 2020 Mr. Liatos was granted 506,647 stock options that are exercisable at $1.70 per share until September 15, 2030. Mr. Liatos’ performance bonus for the fiscal year ended June 30, 2021 was $49,725 and he also received a retention bonus of $56,000.

On October 25, 2021, Mr. Liatos stepped down from his role as the Company’s Senior Vice President, Business Development.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of June 30, 2021.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)	Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Saiid Zarrabian	3,600	-	-	21.10	July 7, 2027	-	-
	12,000	-	-	8.70	November 3, 2027
	83,647	-	-	9.825	May 21, 2028
	457,650(1)	-	-	0.61	September 5, 2029
	678,744(2)	2,036,260	-	1.70	September 15, 2030
Scott Praill	1,250	-	-	20.50	February 1, 2022	-	-
	8,750	-	-	42.00	August 15, 2023
	3,740	-	-	49.50	February 17, 2027
	8,612(4)	1,388	-	6.099	November 8, 2028
	63,211(3)	45,155	-	0.61	September 5, 2029
	151,632(2)	454,925	-	1.70	September 15, 2030
John Liatos	126,657(2)	379,990	-	1.70	September 15, 2030	-	-

____________

(1)

On November 11, 2020, the Board of Directors approved the accelerated vesting of 279,675 stock options such that all remaining stock options issued at $0.61 per share fully vested on November 11, 2020.

(2)	Stock options vest as to 1/6th on March 15, 2021 with the remaining shares vesting in equal monthly installments over a period of 30 months commencing on April 15, 2021.

(3)	Stock options vest as to 1/6th on March 5, 2020 with the remaining shares vesting in equal monthly installments over a period of 30 months commencing on April 5, 2020.

(4)	Stock options vest as to 1/6th on May 8, 2019 with the remaining shares vesting in equal monthly installments over a period of 30 months commencing on June 8, 2019.

DIRECTOR COMPENSATION

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements and accountability of the directors of our Board.

The following table sets forth director compensation for the fiscal year ended June 30, 2021 (excluding compensation to our executive officers set forth in the summary compensation table above) paid by us.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Hoffman	95,000	-	175,457	-	-	-	270,457
Robert J, Toth, Jr.	61,500	-	175,457	-	-	-	236,957
Laura Johnson	48,563	-	175,457	-	-	-	224,020
Keith Murphy(3)	48,167	-	175,457	-	-	-	223,624
Tamara A. Seymour(4)	8,181	-	81,636	-	-	-	89,817
Lynda Cranston(5)	6,000	-	-	-	-	-	6,000
Napoleone Ferrara, MD(5)	6,125	-	-	-	-	-	6,125

(1)

For our fiscal year ended June 30, 2021, our directors were paid a $40,000 annual retainer, an additional annual retainer for chairing a committee, a retainer for being a member of a committee, and the chairman of the board was paid an additional annual retainer of $35,000.

(2)	On September 15, 2020, independent directors were granted 120,000 stock options exercisable at $1.70 per share until September 15, 2030. The options vest pro rata over one year from the date of grant.

(3)	Mr. Murphy resigned from the Board on February 4, 2022. As a result, he forfeited any unvested stock options as of February 4,

(4)

Ms. Seymour was appointed to the Board on April 29, 2021 and was elected to the Board at our annual meeting of stockholders held June 25, 2021. On April 29, 2021, Ms. Seymour was granted 75,000 stock options exercisable at $1.37 per share until April 29, 2031. The options vest as to 1/3 on April 29, 2022 with the remainder vesting in equal tranches over the next eight quarters beginning July 29, 2022.

(5)	Ms. Cranston and Dr. Ferrara resigned from the Board on August 19, 2020. As a result, they forfeited any unvested stock options as of August 19, 2020.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Kintara Therapeutics, Inc. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended June 30, 2021 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended June 30, 2021.
2.

The Audit Committee has discussed with representatives of Marcum LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.

The Audit Committee has discussed with Marcum LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Marcum LLP, is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the Securities and Exchange Commission.

Audit Committee of Kintara Therapeutics, Inc.

Robert E. Hoffman
Robert J. Toth, Jr.
Laura Johnson

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

___________________________

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 175,000,000 TO 275,000,000

____________________

Our Board believes that it is in the best interests of the Company and our stockholders to amend our Articles of Incorporation to increase the number of authorized shares of common stock. Upon consultation with our management, our Board unanimously approved, and unanimously recommends for stockholder approval, the proposal to adopt a Certificate of Amendment to our Articles of Incorporation, or the Certificate of Amendment, to increase the number of authorized shares of common stock from 175,000,000 shares to 275,000,000 shares, each share of common stock having a par value of $0.001. The form of the text of the amendment (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law). As of the Record Date, there were (i) [●] shares of common stock outstanding, (ii) approximately [●] shares of common stock reserved for future issuance upon conversion of the outstanding shares of Series C Preferred Stock, (iii) approximately [●] shares of common stock reserved for future issuance of dividends under the Series C Preferred Stock, (iv) [●] shares of common stock reserved for future issuance upon exercise of warrants currently outstanding, (v) [●] shares of common stock reserved for future issuance upon exercise of options currently outstanding under the Del Mar Pharmaceuticals (BC) Ltd. 2013 Amended and Restated Stock Option Plan, and (vi) assuming that Proposal 3 is approved, [●] shares of common stock reserved for future grants under the 2017 Omnibus Equity Incentive Plan. The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada.

The description of the Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Certificate of Amendment attached to this proxy statement as Appendix A.

Purpose of the Proposal

The approval of the Certificate of Amendment is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to the Plan, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. As is the case with the shares of common stock which are currently authorized but unissued, if the Certificate of Amendment is adopted by the stockholders, the Board will only have authority to issue the additional shares of common stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Certificate of Amendment, because absent the Certificate of Amendment, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

•	Stockholders may experience further dilution of their ownership.

•

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

•

The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

•

The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Articles of Incorporation to increase our authorized shares of common stock from 175,000,000 shares to 275,000,000 shares.

Approval Required

The approval of this Proposal 2 will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of our shares of common stock and Series C Preferred Stock that are entitled to vote, voting together as a single class. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote AGAINST this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 175,000,000 TO 275,000,000.

___________________________

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2017 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 13,000,000 TO 22,000,000

___________________________

General

The general purpose of our 2017 Omnibus Equity Incentive Plan, or the Plan, is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders.

Our Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long-range plans and securing our growth and financial success. On April 13, 2022, our Board approved an amendment increasing the number of shares available for issuance under the Plan from 13,000,000 to 22,000,000 (less the number of shares of 119,550 subject to outstanding options granted under the DelMar Pharmaceuticals (BC) Ltd. 2013 Amended and Restated Stock Option Plan (which we refer to as the Legacy Plan)), and directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. A copy of the amendment is attached as Appendix B.

If the Company’s stockholders do not approve the increase in the number of shares available for issuance under the Plan, the Company will continue to operate the Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the Plan to our management, employees and board members.

Description of the Existing Plan

The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed February 14, 2018.

Administration. The Plan is administered by the Compensation Committee of our Board, or the Compensation Committee. The Compensation Committee recommends approval by the Board the persons to whom options to purchase shares of our common stock, stock appreciation rights (SARs), restricted stock units, restricted or unrestricted shares of our common stock, performance shares, performance units, other cash-based awards and other stock-based awards may be granted. The Compensation Committee may also recommend, for approval by the Board, rules and regulations for the administration of the Plan and amendments or modifications of outstanding awards (except that out-of-the-money options and SARs cannot be repriced without stockholder approval). The Compensation Committee may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the Plan. No options, stock purchase rights or awards may be made under the Plan on or after July 7, 2027, but the Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility. Persons eligible to receive options, SARs or other awards under the Plan are all employees, officers, directors, consultants, advisors or other individual service providers of our Company and our subsidiaries, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of April 22, 2022, the Company and its subsidiaries had a total of four employees, including no officers and one executive officer (who are not included in the number of officers), three non-employee directors, and approximately 20 consultants, other advisors, and individual service providers. As of April 22, 2022, no person is eligible to participate as a result of a determination by the Compensation Committee that that person is a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As awards under the Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the Plan. Prior to the proposed increase, an aggregate of 13,000,000 shares of our common stock are reserved for issuance under the Plan (excluding reduction for the number of shares of 119,550 subject to outstanding options granted under the Legacy Plan), of which approximately 3,086,548 shares remain available for issuance as of the date of this proxy statement.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Code may be granted under the Plan with respect to all of the 13,000,000 shares of common stock authorized for issuance under the Plan. If this Proposal 4 is approved by stockholders, all of the 22,000,000 shares (excluding reduction for the number of shares of 119,550 subject to outstanding options granted under the Legacy Plan) of common stock authorized for issuance under the Plan may be granted as ISOs. If any option or SAR granted under the Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares of common stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the Plan. No person may receive awards in any calendar year relating to more than 8% of our fully diluted shares of common stock on the date of grant (excluding the number of shares of common stock issued under the Plan and/or the Legacy Plan or subject to outstanding awards granted under the Plan or Legacy Plan).

The number of shares authorized for issuance under the Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Terms and Conditions of Options. Options granted under the Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Board, upon recommendation of the Compensation Committee, will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Board of Directors upon recommendation of the Compensation Committee based on the reasonable application of a reasonable valuation method. On April [●], 2022, the closing sale price of a share of our common stock on The Nasdaq Capital Market was $[●].

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Plan will be exercisable at such time or times as the Board of Directors, based on recommendations of the Compensation Committee, prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Board of Directors, upon recommendation of the Compensation Committee, may grant SARs, independent of or in connection with an option. The Board of Directors, upon recommendation of the Compensation Committee, will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Board of Directors upon recommendation of the Compensation Committee. The maximum term of any SAR granted under the Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by
•	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Board of Directors, upon recommendation of the Compensation Committee, may award restricted common stock and/or restricted stock units under the Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board of Directors upon recommendation of the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Board of Directors upon recommendation of the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Board of Directors, upon recommendation of the Compensation Committee, determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board of Directors, upon recommendation of the Compensation Committee, may award performance shares and/or performance units under the Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Board of Directors upon recommendation of the Compensation Committee. The Board of Directors, upon recommendation of the Compensation Committee, will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Other Stock-Based and Cash-Based Awards. The Board of Directors, upon recommendation of the Compensation Committee, may award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Board of Directors, upon recommendation of the Compensation Committee, may impose.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or SAR without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. Our Board may at any time amend the Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the Plan.

New Plan Benefits

Grants of awards under the Plan are subject to the discretion of the plan administrator. No determination has been made as to which of the individuals eligible to participate in the Plan will receive awards under the Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. However, please refer to the section entitled “Executive Compensation”, which provides information on the grants made in the last fiscal year, and the section entitled “Executive Compensation-Director Compensation”, which provides a description of grants made to our non-employee directors in the last fiscal year.

Material Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of option and other grants under the Plan. Optionees and recipients of other rights and awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction equal to the fair market value of our common stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our common stock are issued. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

The federal income tax consequences of performance share awards, performance unit awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards.

Section 409A. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Plan to pay any federal, state or local taxes required by law to be withheld.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of June 30, 2021:

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	6,256,584	$1.63	6,413,891
Equity compensation plans not approved by security holders - Del Mar (BC) 2013 Amended and Restated Stock Option Plan	135,775	$30.88	-
Totals	6,392,359	$2.27	6,413,891

(1)

As approved by our stockholders at the annual meeting of stockholders held on April 11, 2018, on July 7, 2017, as amended on February 1, 2018, the Board approved the adoption of the Plan. The Board also approved a form of Performance Stock Unit Award Agreement to be used in connection with grants of performance stock units (“PSUs”) under the Plan. Under the Plan, as amended by our Board, and our stockholders at our annual meeting of stockholders held on June 25, 2021, 13,000,000 shares of our common stock are reserved for issuance, less the number of shares of our common stock issued under the Legacy Plan or that are subject to grants of stock options made, or that may be made, under the Legacy Plan.

A total of 135,775 shares of our common stock, net of forfeitures, have been issued under the Legacy Plan and/or are subject to outstanding stock options granted under the Legacy Plan, and a total of 6,256,584 shares of our common stock have been issued under the Plan and/or are subject to outstanding stock options granted under the Plan leaving a potential 6,413,891 shares, net of exercises, of our common stock available for issuance under the Plan if all such options under the Legacy Plan were exercised and no new grants are made under the Legacy Plan. The maximum number of shares of our common stock with respect to which any one participant may be granted awards during any calendar year is 8% of our fully diluted shares of common stock on the date of grant (excluding the number of shares of our common stock issued under the Plan and/or the Legacy Plan or subject to outstanding awards granted under the Plan and/or the Legacy Plan). No award will be granted under the Plan on or after July 7, 2027, but awards granted prior to that date may extend beyond that date.

Approval Required

The approval of this Proposal 3 will require the affirmative vote of a majority of the voting power of all of the votes cast. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2017 OMNIBUS EQUITY INCENTIVE PLAN.

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PROPOSAL 4

RATIFICATION OF ACCOUNTANTS

___________________________

Independent Registered Public Accounting Firm

The Audit Committee of the Board, or the Audit Committee, has appointed Marcum LLP, or Marcum, as our independent registered accounting firm for the fiscal year ending June 30, 2022. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Attendance at Annual Meeting

Representatives of Marcum will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Fees Billed to the Company in fiscal years 2021 and 2020

Upon approval of the Board and the Audit Committee of the Board, on September 30, 2019 Marcum was appointed to serve as our independent registered public accounting firm for the fiscal year ended June 30, 2020.

The following is a summary of fees paid by us for professional services rendered by Marcum for the fiscal year ended June 30, 2021 and for the fiscal year ended June 30, 2020.

	Year Ended June 30, 2021	Year Ended June 30, 2020
Audit fees	$200,599	$130,000
Audit related fees	$27,077	$30,950
Tax fees	$-	$-
All other fees	$-	$-
Total fees	$227,676	$160,950

Audit fees.  Audit fees represent fees for professional services performed by Marcum for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees.  Audit-related fees represent fees for assurance and related services performed by Marcum that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees.  Marcum has not performed any tax compliance services for us during the fiscal years ended June 30, 2021 or 2020.

All other fees.  Marcum has not have received any other fees from us for the fiscal years ended June 30, 2021 or 2020.

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by Marcum, and the fees to be paid to Marcum, in 2021 and 2020 were approved by the Audit Committee.

Previous Change in Independent Registered Public Accounting Firm

On July 31, 2019, we received notification from Ernst & Young LLP (“E&Y”), our former independent registered public accounting firm, that, as a result of the relocation of our headquarters from Vancouver, British Columbia, Canada to San Diego, California, E&Y declined to stand for re-appointment as our independent registered public accounting firm with respect to the audit of our consolidated financial statements as of and for the year ended June 30, 2020. The decision not to stand for re-appointment was not the result of any disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Accordingly, on September 30, 2019 E&Y resigned as our independent registered public accounting firm.

Upon approval of our Board and the Audit Committee, Marcum was engaged, effective September 30, 2019, to serve as our independent registered public accounting firm for the fiscal year ended June 30, 2020.

 E&Y’s report on Kintara’s consolidated financial statements for the fiscal year ended June 30, 2018 contained a paragraph stating that there was substantial doubt about our ability to continue as a going concern. E&Y’s reports on our consolidated financial statements for each of the fiscal years ended June 30, 2019 and June 30, 2018 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended June 30, 2019 and June 30, 2018, and the subsequent period through September 30, 2019, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as described below.

 During the audit for the year ended June 30, 2019, a material weakness in the design and operating effectiveness of our internal controls over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. During the audit for the year ended June 30, 2018, a material weakness in internal control over financial reporting was identified relating to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions.

During the fiscal years ended June 30, 2019 and June 30, 2018, and the subsequent interim period through September 30, 2019, neither we nor any person on its behalf had consulted Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that Marcum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

 We have provided E&Y with a copy of the above disclosures.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Kintara by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Kintara to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by Kintara at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

Approval Required

The approval of this Proposal 4 will require the affirmative vote of the holders of a majority of the voting power of all of the votes cast. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING JUNE 30, 2022.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Kintara Therapeutics, Inc., 9920 Pacific Heights Blvd Suite 150 San Diego, CA 92121, Attn.: Secretary, or at (604) 629-5989. Any stockholder who wants to receive a separate copy of this proxy statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Information About Stockholder Proposals

In order to include information with respect to a stockholder proposal in our proxy statement and related form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2023 annual meeting of stockholders must be received by us by February 2, 2023 at: Kintara Therapeutics, Inc., 9920 Pacific Heights Blvd Suite 150 San Diego, CA 92121, Attn.: Secretary. The SEC rules contain standards as to whether stockholder proposals are required to be included in our proxy statement.

By Order of the Board of Directors,
By:	/s/ Scott Praill
Scott Praill
Secretary

San Diego, California

April [●], 2022

To assure that your shares are represented at the Annual Meeting, please either a) vote over the Internet following the instructions provided in this proxy statement or b) complete, sign, date and promptly return the proxy card to Kintara.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
855-600-2576

Appendix A

Kintara Therapeutics, Inc.

Form of Amendment to Articles of Incorporation

Article SECOND of the Articles of Incorporation of Kintara Therapeutics, Inc. is amended in its entirety to read as follows:

NUMBER OF SHARES WITH PAR VALUE:

275,000,000 COMMON - $0.001 PAR VALUE

5,000,000 PREFERRED - $0.001 PAR VALUE

A-1

Appendix B

AMENDMENT TO THE
KINTARA THERAPEUTICS, INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN

Dated: April 13, 2022

WHEREAS, the Board of Directors of Kintara Therapeutics, Inc. (the “Company”) heretofore established the Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the maximum number of shares of common stock of the Corporation available for grants of “Awards” (as defined under the Plan) thereunder from 13,000,000 to 22,000,000 (not counting shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, Section 17.2 of the Plan authorizes the Board of Directors to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

Section 4.1(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 22,000,000 shares; provided, however, that such number shall be reduced by the number of shares of Common Stock issued under the Legacy Plan and/or subject to outstanding grants of options under the Legacy Plan (that is, which have not been forfeited or that have expired without having been exercised). All 22,000,000 of such shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.”

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

               Kintara Therapeutics, Inc.

By: /s/ Robert E. Hoffman

       Name: Robert E. Hoffman

       Title: President and Chief

                Executive Officer

B-2

PROXY KINTARA THERAPEUTICS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Robert E. Hoffman and Scott Praill, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Kintara Therapeutics, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held virtually on June 21, 2022, at 12:00 p.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given. In order to attend the virtual meeting, you must pre-register at www.viewproxy.com/kintara/2022. This Proxy is solicited by the Board of Directors of Kintara Therapeutics, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” the election of the four nominees for director, and “FOR” Proposals 2, 3, and 4. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 21, 2022 The Proxy Statement and our 2021 Annual Report to Stockholders are available at: www.viewproxy.com/kintara/2022

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES, AND “FOR” PROPOSALS 2, 3, and 4. 2. TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 175,000,000 TO 275,000,000; FOR AGAINST ABSTAIN  3. TO APPROVE AN AMENDMENT TO THE KINTARA THERAPEUTICS, INC. 2017 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 13,000,000 TO 22,000,000; FOR AGAINST ABSTAIN 4. TO RATIFY THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2022; AND FOR AGAINST ABSTAIN To transact other business as may properly come before the meeting or any adjournment or postponement thereof. 1. TO ELECT FOUR DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS ARE ELECTED; Nominees: 01 Robert E. Hoffman 02 Robert J. Toth, Jr. 03 Laura Johnson 04 Tamara A. Seymour FOR ALL WITHHOLD ALL FOR ALL EXCEPT Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Date: Signature Signature (if held jointly) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Kintara Therapeutics, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 20, 2022. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. INTERNET Vote Your Shares on the Internet: Go to  www.FCRVote.com/KTRA Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.